ZYCPA Company Limited Certified Public Accountants

October 29, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE: China Marine Food Group Limited

Dear Commissioners:

We have read the statements about our firm included under Item 4.01 “Changes in Registrant’s Certifying Accountant” in the Form 8-K dated November 2, 2010 of China Marine Food Group Limited, filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein as they pertain to our firm.

Yours truly,

Very truly yours,

ZYCPA Company Limited
Hong Kong, China

9 FLOOR, CHIINACHEM HOLLYWOOD CENTRE. 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Phone: (852) 2573 2296	Fax: (852) 2384 2022	http://www.zycpa.us